Exhibit 4.1c

FOURTH AMENDED AND RESTATED BYLAWS OF AMERICAN SERVICE INSURANCE COMPANY, INC.

ARTICLE I OFFICES
The principal office of the Company shall be located in the County of Cook, State of Illinois.

ARTICLE II SHAREHOLDERS

SECTION 1. ANNUAL MEETINGS.

The Annual Meeting of the shareholders shall be held either within or without the State of Illinois at a place and time to be determined by the Directors. An annual meeting shall be convened within 18 months of the previous meeting. In the event that such annual meeting is omitted by oversight or otherwise on the date hereinabove provided, the Directors shall cause a meeting in lieu thereof to be held as soon thereafter as may be convenient, and any business transacted or elections held at such meeting shall be valid as if transacted or held at the annual meeting.

SECTION 2 SPECIAL MEETINGS.

Special meetings of the shareholders may be called by the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President, by the Board of Directors, or by the holders of not less than one-fifth of all the outstanding shares of the company.

SECTION 3. PLACE OF MEETING.

The Board of Directors may designate any place, within the State of Illinois, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors.

SECTION 4. NOTICE OF MEETINGS.

Written or printed notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than forty days before the date of the meeting to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid.

SECTION 5. MEETING OF ALL SHAREHOLDERS.

If all of the shareholders shall meet at any time and place, either within or without the State of Illinois, and consent to the holding of a meeting at such time and place, such meeting shall be valid without call or notice, and at such meeting any corporate action may be taken.

SECTION 6. CLOSING OF TRANSFER BOOKS OR FIXING OF RECORD DATE.

For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, but not to exceed, in any case, forty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days, or in the case of a merger or consolidation, at least twenty days, immediately preceding such meeting. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than forty days and, for a meeting of shareholders, not less than ten days, or in the case of a merger or consolidation not less than twenty days, immediately preceding such meeting. If the stock transfer books are not closed and no record date is fixed for the determination or shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.

SECTION 7. VOTING LISTS.

The officer or agent having charge of the transfer books for shares of the company shall make, at least ten days before each meeting of shareholder, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, with the address of and the number of shares held by each, which list, for a period of ten days prior to such meeting, shall be kept on file at the registered office of the company and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original share ledger or transfer book or a duplicate thereof kept in this State, shall be prima facie evidence as to who are the shareholders entitled to examine such list or share ledger or transfer book or to vote at any meeting of shareholders.

SECTION 8 QUORUM.

A majority of the outstanding shares of the company, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the Illinois Insurance Code, the articles of incorporation or these By-Laws.

SECTION 9. PROXIES.

At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact. Such proxy shall be filed with the Secretary of the company before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution, unless otherwise provided in the proxy.

SECTION 10. VOTING OF SHARES.

Each Shareholder may vote at any meeting of the Shareholders either in person or by proxy filed with the Secretary at or before such meeting. Each Shareholder shall be entitled to one vote for each share of stock outstanding in his name on the records of the Company, thirty days preceding the election, exclusive of the day of such election. All questions, unless otherwise provided by law, shall be decided by a majority of the votes thus cast.

SECTION 11. VOTING OF SHARES BY CERTAIN HOLDERS.

Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent, or proxy as the By-Laws of such corporation, may prescribe, or, in the absence of such provision, as the Board of Directors of such corporation may determine.

A. Shares standing in the name of a deceased person, a minor ward or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him either in person or by proxy.

B. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

C. A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

D. Shares of its own stock belonging to this company shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares at any given time.

SECTION 12. INFORMAL ACTION BY SHAREHOLDERS. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the actions so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof.

SECTION 13. VOTING BY BALLOT. Voting on any question or in any election may be viva voce unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.

ARTICLE III DIRECTORS

SECTION 1. GENERAL POWERS.

The business and affairs of the company shall be managed by its Board of Directors.

A. After the date of incorporation and until the first meeting of shareholders, the incorporators shall have the powers and perform the duties ordinarily possessed and exercised by the Board of Directors.

B. Upon the issuance of a Certificate of Authority to the Company, and after the first meeting of the shareholders, the corporate powers shall be exercised by and the business and affairs shall be under the control of a Board of Directors.

C. At the first meeting of the Board of Directors after the annual meeting of members the Board shall elect its Chairman, a President, one or more Vice-Presidents, a Treasurer and one or more Secretaries. The Board of Directors at any time may appoint a General Manager and such other officers and Committees as it may deem advisable, and determine the powers and duties of such officers and employees. Officers and members of the committee of the Board shall serve at the pleasure of the Board, except that with respect to officers of the Company the Board shall be empowered to enter into any contract with any such officer with respect to the term or condition of services as the Board may authorize. One person may hold two or more of such offices except that the offices of Chairman of the Board, Chief Executive Officer or President and Secretary shall not be held by the same person.

D. The Chairman of the Board shall be the principal presiding officer, presiding at all meetings of the Board of Directors, and shall conduct and supervise the Board of Directors' meetings.

SECTION 2. DUTIES.

(a) The business of the Company shall be managed and controlled by a Board of Directors consisting of between five (5) and ten (10) natural persons who shall be chosen annually by the Shareholders, and three (3) of whom shall be residents and citizens of the State of Illinois. This number may be increased or decreased from time to time by amendment to the By-Laws, but in no event shall be less than three (3) nor more than twenty-one (21).

(b) Not less than one-third of the Directors shall be persons who are not officers or employees of the Company or of any entity controlling, controlled by, or under common control with the Company and who are not beneficial owners of a controlling interest in the voting stock of the Company or any such entity. At least one such person shall be included in any quorum for the transaction of business at any meeting of the Board of Directors or any committee thereof. This sub-section (b) shall not apply if (i) any entity controlling the Company, whether directly or through an intermediate subsidiary, has a Board of Directors composed in accordance with this provision, (ii) the ultimate controlling party of the Company is a corporation whose equity securities or equivalent instruments are listed on the New York Stock Exchange, or (iii) it is otherwise not required under the Illinois Insurance Code.

SECTION 3. REGULAR MEETINGS.

A regular meeting of the Board of Directors shall be held without other notice than this By-Law, immediately after, and at the same place as, the annual meeting of shareholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Illinois, for the holding of additional regular meetings without other notice than such resolution.

SECTION 4. SPECIAL MEETINGS.

Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, Chief Executive Officer, Chief Operating Officer, President or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place, either within or without the State of Illinois, as the place for holding any special meeting of the Board of Directors called by them.

SECTION 5. NOTICE.

Notice of any special meeting shall be given at least 5 days previous thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice shall be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any Director may waive notice of any meeting. The attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver or notice of such meeting.

SECTION 6. QUORUM.

A majority of the number of Directors fixed by these By-Laws shall constitute a quorum for transaction of business at any meeting of the Board of Directors, provided, that if less than a majority of such number of Directors are present may adjourn the meeting form time to time without further notice.

SECTION 7. MANNER OF ACTING.

The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 8. VACANCIES.

Any vacancy occurring in the Board of Directors and any Directorship to be filed by reason of an increase in the number of Directors, may be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

SECTION 9. INFORMAL ACTION BY DIRECTORS.

Unless specifically prohibited by the articles of incorporation or ByLaws, any action required to be taken at a meeting of the Board of Directors, or the executive committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all the Directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the Directors or all the members of the executive committee shall have the same effect as a unanimous vote, and may be stated as such in any document filed with the Department of Insurance.

SECTION 10. TELEPHONE MEETINGS.

The Board of Directors or any committee of the Board of Directors may participate in and act at any meeting of the Board of Directors or committee thereof through the use of a conference telephone or other communication equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute attendance and presence in person at the meeting of the person or persons so participating.

SECTION 11. COMPENSATION.

The Board of Directors, by the affirmative vote of a majority of Directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise. By resolution of the Board of Directors the Directors may be paid their expenses, if any, of attendance at each meeting of the Board.

SECTION 12. PRESUMPTION OF ASSENT.

A Director of the company who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be conclusively presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the Secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a Director who voted in favor of such action.

SECTION 13. COMMITTEES.

The Board of Directors shall have the authority to form committees for the furtherance of its work and regulatory compliance. It shall have the power to appoint by resolution of a majority of the whole Board of Directors, standing committees consisting of three (3) or more members: an Audit Committee, Investment Committee and a Reinsurance Committee who shall have and exercise during the interim between the meeting of the Board of Directors all of the authority of the Board of Directors in the management of the Company, except such authority denied any such committee by the Articles of Incorporation, any statute or any ByLaw.

SECTION 14. RESIGNATION AND REMOVAL OF DIRECTORS.

A Director may resign at any time upon written notice to the Board of Directors. A Director may be removed with or without cause, by a majority of shareholders if the notice of the meeting names the Director or Directors to be removed at said meeting.

ARTICLE IV OFFICERS

SECTION 1. NUMBER.

The officers of the corporation shall be a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (the number thereof to be determined by the Board of Directors), a Treasurer, and a Secretary, and such Assistant Treasurers, Assistant Secretaries or other officers as may be elected or appointed by the Board of Directors.

SECTION 2. ELECTION AND TERM OF OFFICE.

The officers of the corporation shall be elected by the Board of Directors and shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Vacancies may be filled or new offices filled at any meeting of the Board of Directors.

SECTION 3. REMOVAL.

Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

SECTION 4. VACANCIES.

A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

SECTION 5. CHAIRMAN OF THE BOARD.

The Chairman of the Board shall, when present, preside at all meetings of the shareholders and the Board of Directors. Subject to the direction and control of the Board of Directors, he/she shall generally oversee the business and affairs of the Corporation. He/she shall concurrently with the President, see that the resolutions and directive of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he/she shall perform all duties incident to the office of Chairman of the Board and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 6. CHIEF EXECUTIVE OFFICER.

The Chief Executive Officer shall be the principal executive officer of the corporation. Subject to the direction and control of the Board of Directors, he/she shall generally oversee and provide supervision over all business and affairs of the Corporation, including, but not limited to, the general oversight of the operations of the Corporation and the functioning of all other officers, agents and employees of the Corporation. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these By-Laws, the Chief Executive Officer may execute, on behalf of and in the name of the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. The Chief Executive Officer may vote all securities which the corporation is entitled to vote except to the extent such authority shall be vested in a different officer or agent of the corporation by the Board of Directors. He/she shall concurrently with the President, see that the resolutions and directive of the Board of Directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the Board of Directors; and, in general, he/she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may be prescribed by the Board of Directors from time to time.

SECTION 7. PRESIDENT.

The President shall be the principal operating officer of the Corporation. Subject to the direction and control of the Board of Directors and the Chief Executive Officer, he/she shall have general charge and direction of the day to day business of the corporation. He/she shall from time to time, as requested, report his/her actions to the Chief Executive Officer and shall keep the Chief Executive Officer and the Board of Directors fully informed as to all matters in his/her charge. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the Board of Directors or these ByLaws, the President may execute, on behalf of and in the name of the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the Board of Directors has authorized to be executed, and may accomplish such execution either under or without the seal of the corporation and either individually or with the Secretary, any Assistant Secretary, or any other officer thereunto authorized by the Board of Directors, according to the requirements of the form of the instrument. He/she shall, concurrently with the Chief Executive Officer see that the resolutions and directives of the Board of Directors are carried into effect except in those instances in which that responsibility is assigned to some other person by the Board of Directors; and, in general, he/she shall discharge all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time. In the absence of the Chairman of the Board, the President shall, when present, preside at all meetings of the shareholders and the Board of Directors.

SECTION 8. THE VICE PRESIDENT.

In the absence of the Chairman, or the President or in the event of his inability or refusal to act, the Vice President, (or in the event there be more than one Vice President, the Vice Presidents in the order designated, or in the absence of any designation, then in the order of their election) shall perform duties ofthe President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or an Assistant Secretary, certificates for shares of the corporation; and shall perform such other duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, the President or by the Board of Directors.

SECTION 9. THE TREASURER.

If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine. He shall: (a) have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in such banks, trust companies or other depositaries as shall be selected in accordance with the provisions of Article V of these ByLaws; (b) in general perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President or by the Board of Directors.

SECTION 10. THE SECRETARY. The Secretary shall: (a) keep the minutes of the shareholders' and of the Board of Directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these ByLaws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all certificates for shares prior to the issue thereof and to all documents, the execution of which on behalf of the company under its seal is duly authorized in accordance with the provisions of these ByLaws; (d) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (e) sign with the Chief Executive Officer, the President, or a Vice President, certificates for shares of the corporation, the issue of which shall have been authorized by resolution of the Board of Directors; (f) have general charge of the stock transfer books of the corporation; (g) in general perform all duties as from time to time may be assigned to him by the Chairman of the Board, Chief Executive Officer, President or by the Board of Directors.

SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries as thereunto authorized by the Board of Directors may sign with the Chief Executive Officer, President or a Vice President certificates for shares of the corporation, the issue of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers and Assistant Secretaries, in general, shall perform such duties as shall be assigned to them by the Treasurer or the Secretary, respectively, or by the Chief Executive Officer, President or the Board of Directors.

SECTION 12. SALARIES. The salaries of the officers shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the corporation.

ARTICLE V CONTRACTS, LOANS, CHECKS AND DEPOSITS

SECTION 1. CONTRACTS.

The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

SECTION 2. LOANS.

No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

SECTION 3. CHECKS, DRAFTS, ETC.

All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the company, shall be signed by such officer or officers, agent or agents of the company and in such manner as shall from time to time be determined by resolution of the Board of Directors.

SECTION 4. DEPOSITS.

All funds of the company shall be deposited from time to time to the credit of the company in such banks,

trust companies or other depositaries as the Board of Directors may select.

ARTICLE VI CERTIFICATES FOR SHARES AND THEIR TRANSFER

SECTION 1. CERTIFICATES FOR SHARES.

Certificates representing shares of the company shall be in such form as may be determined by the Board of Directors. Such certificates shall be signed by the Chief Executive Officer, the President or a Vice President and by the Secretary or an Assistant Secretary and shall e sealed with the seal of the corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issue until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost, destroyed or mutilated certificate a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

SECTION 2. TRANSFERS OF SHARES.

Transfers of shares of the company shall be made only on the books of the corporation by the holder of record thereof or by his legal representative who shall furnish proper evidence of authority to transfer, or by his attorney thereunto authorized by power of attorney duly execute and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall e deemed the owner thereof for all purposes as regards the corporation.

SECTION 3. LOST, STOLEN, DESTROYED, OR MUTILATED CERTIFICATES.

No certificate for shares of stock in the company shall be issued in place of any certificate alleged to have been lost, destroyed, or stolen, except on production of such evidence of such loss, destruction or theft and on deli very to the corporation, if the Board of Directors shall so require, of a bond or indemnity in such amount (not exceeding twice the value of the shares represented by such certificate), upon such terms and secured by such surety as the Board of Directors may in its discretion require.

ARTICLE VII FISCAL YEAR

The fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

ARTICLE VIII DIVIDENDS

The Board of Directors may from time to time, declare, and the company may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by the Illinois Insurance Code.

ARTICLE IX SEAL

The Board of Directors shall provide a corporate seal which shall be in form of a circle and shall have inscribed thereon the name of the company and the words, "Corporate Seal, Illinois."

ARTICLE X WAIVER OF NOTICE

Whenever any notice whatever is required to be given under the provisions of these Bylaws or under the provisions of the articles of incorporation or under the provisions of the Illinois Insurance Code, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE XI AMENDMENTS

A. These ByLaws may be altered, amended or repealed and new ByLaws may be adopted at any meeting of the Board of Directors of the company by a majority vote of the Directors present at the meeting and thereafter submitted to the Department of Insurance for approval and filing.

B. Amendments to the Articles of Incorporation after the Certificate of Authority has been issued to the Company shall be by resolution of the Board of Directors setting forth the proposed amendment and directing that the proposed amendment be submitted to a vote of shareholders at either an annual or a special meeting.

C. Written or printed notice setting forth the proposed amendment or a summary of the changes to be effected thereby and stating the time and place of the meeting at which the same will be considered, shall be mailed, postage prepaid and properly addressed to each shareholder at least ten (10) days before the time fixed for such meeting. A written waiver of notice signed by the shareholders, whether before or after the date of the meeting mentioned therein, shall be deemed equivalent notice.

D. At such meeting a vote of the shareholders shall e taken on the proposed amendment. The proposed amendment shall be adopted upon receiving the affirmative vote of the holders of at least two-thirds (2/3) of the outstanding shares.

E. Amendments to the Articles of Incorporation prior to the issuance of a Certificate of Authority to the Company, shall be made by the submission of the proposed amendment by the incorporators to the vote of the subscribers in the same manner as provided above. The proposed amendment in such case shall be adopted by the written consent of all the incorporators.

ARTICLE XII POLICIES

SECTION 1. The form, term and conditions of all policies or contracts of insurance issued by the Company shall be determined by the President with the advice and approval of the Board of Directors and the form or forms so determined shall be employed by the Company.

SECTION 2. No condition or provisions of any insurance policy of the Company shall be waived or altered, except by endorsement attached thereto, signed by the Chief Executive Officer, the President, a Vice President, Secretary or other duly authorized officer representative of the Company, acting under written authority nor shall notice to or knowledge of any person be held to effect a waiver of or change in any provision of such policy.

ARTICLE XIII INDEMNIFICATION OF OFFICERS AND DIRECTORS

Each Director and officer of the Company shall be indemnified by the Company against all costs and expenses actually and necessarily incurred by him in connection with the defense of any action, suit or proceeding in which he is made a party by reason of his being or having been a Director of officer at the time of incurring such cost or expense. Such indemnification shall be made pursuant to the terms of a separate agreement by and between the Company, its officers and Directors which conforms to applicable statutes.

ARTICLE XIV COMPLIANCE WITH RULES AND REGULATIONS

All acts of the Officers and Directors of the Company shall be done in accordance with applicable statutes and regulations and the Rules and Regulations of the Department of Insurance of the State of Illinois.

CERTIFICATE OF CORPORATE SECRETARY

I, Mary Ann Callaghan, Secretary of American Service Insurance Company, Inc., an Illinois corporation, do hereby certify that the attached is a true, correct and complete copy of the Fourth Amended and Restated Bylaws of American Service Insurance Company, Inc., adopted by unanimous consent of the Board of Directors on October 20, 2005, and that the same is in full force and effect and has not been rescinded, cancelled or amended.

IN WITNESS THEREOF, I have hereunto subscribed my name this 20th day of October, 2005

/s/ Mary Ann Callaghan

Mary Ann Callaghan, Secretary